      As filed with the Securities and Exchange Commission on July 27, 1998
                                                    REGISTRATION NO. 333-36785
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                             BILLING CONCEPTS CORP.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                             74-2781950
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)


                        7411 JOHN SMITH DRIVE, SUITE 200
                            SAN ANTONIO, TEXAS 78229
                                 (210) 949-7000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------

                                  W. AUDIE LONG
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                             BILLING CONCEPTS CORP.
                        7411 JOHN SMITH DRIVE, SUITE 200
                            SAN ANTONIO, TEXAS 78229
                                 (210) 949-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------

       Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             PHILLIP M. RENFRO, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                         300 CONVENT STREET, SUITE 2200
                            SAN ANTONIO, TEXAS 78205
                                 (210) 270-7172

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO
         TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                              --------------------

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box:
[ ]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


===============================================================================

       This Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-36785) is filed pursuant to paragraph (b) of Rule 416 under the Securities Act of 1933, as amended, to reflect a change in the amount of securities registered hereunder. On January 9, 1998, Billing Concepts Corp. (formerly known as Billing Information Concepts Corp.) announced a dividend of one additional share of Common Stock, $.01 par value per share ("Common Stock"), and one additional Purchase Right (related to the Common Stock pursuant to Rights Agreement dated as of July 10, 1996, between the Registrant and U.S. Trust Company of Texas, N.A., Rights Agent) on each share of Common Stock, payable on January 30, 1998, to holders of record of Common Stock at the close of business on January 20, 1998. As a result of the dividend, an additional 425,000 shares of Common Stock and 425,000 Purchase Rights are registered hereunder, bringing the total number of shares of Common Stock registered hereunder to 850,000 and the total number of Purchase Rights registered hereunder to 850,000.

                                     PART II

ITEM 16. EXHIBITS.


Exhibit No.       Exhibit
-----------       -------
    5.1           Opinion of Billing Concepts Corp. regarding legality (filed herewith)

   23.1           Consent of Billing Concepts Corp. (contained in Exhibit 5.1)

   23.2           Consent of Arthur Andersen LLP (filed herewith)

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio and State of Texas the 27th day of July, 1998.

                                        BILLING CONCEPTS CORP.


                                        By:  /s/ Kelly E. Simmons
                                             ----------------------------------
                                             Kelly E. Simmons
                                             Senior Vice President and
                                             Chief Financial Officer



       Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                   TITLE                               DATE
*/s/ Parris H. Holmes, Jr.                  Chairman of the Board and           July 27, 1998
 -----------------------------------        Chief Executive Officer
 Parris H. Holmes, Jr.                      and a Director
                                            (Principal Executive Officer)

*/s/ Alan W. Saltzman                       President and Chief                 July 27, 1998
 -----------------------------------        Operating Officer
 Alan W. Saltzman                           and a Director


 /s/ Kelly E. Simmons                       Senior Vice President               July 27, 1998
 -----------------------------------        and Chief Financial Officer
 Kelly E. Simmons                           (Principal Financial and
                                            Accounting Officer)


*/s/ Lee Cooke                              Director                            July 27, 1998
 -----------------------------------
 Lee Cooke


*/s/ James E. Sowell                        Director                            July 27, 1998
 -----------------------------------
 James E. Sowell


*/s/ Thomas G. Loeffler                     Director                            July 27, 1998
 -----------------------------------
 Thomas G. Loeffler


*by: /s/ Kelly E. Simmons
 -----------------------------------
 Kelly E. Simmons
 Attorney-in-Fact and Agent

                                  EXHIBIT INDEX

EXHIBIT NO.                     EXHIBIT                                   PAGE
----------                      -------                                   -----
        5.1       Opinion of Billing Concepts Corp. regarding legality
                  (filed herewith)                                        II-4

       23.1       Consent of Billing Concepts Corp. (contained in
                  Exhibit 5)                                              II-4

       23.2       Consent of Arthur Andersen LLP (filed herewith)         II-5